UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  October 2, 2017

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 2, 2017, ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) entered into Amendment No. 1 (the “Sales Agreement Amendment”) to the ATM Equity OfferingSM Sales Agreement, dated May 26, 2017 (the “Sales Agreement” and, as amended by the Sales Agreement Amendment, the “Amended Sales Agreement”), by and among the Company, the Company’s external manger, ARMOUR Capital Management LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent (“Merrill”). The purpose of the Sales Agreement Amendment was to, among other things, (i) add Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as a party to the Sales Agreement, (ii) modify the term “Agent” as defined in the Sales Agreement to include Ladenburg, in addition to Merrill, and (iii) provide the Company with the ability to, from time to time, propose to a Designated Agent (as defined below), by means of a telephone call or other method mutually agreed to in writing by the parties, to issue and sell shares of the Company’s common stock through such Designated Agent acting as sales agent or directly to the Designated Agent acting as principal from time to time. As used in the Sales Agreement Amendment, “Designated Agent” shall mean, with respect to any issuance or sale, the Agent selected by the Company to act as sales agent in accordance with Section 2 of the Amended Sales Agreement, provided that such Agent selected by the Company has agreed to act as sales agent. In accordance with the terms of the Amended Sales Agreement, the Company may, from time to time, propose to Merrill or Ladenburg, as the Company’s Designated Agent or Agents, as applicable, to issue and sell up to 5,000,000 shares of the Company’s common stock through or to such Designated Agents.

The Amended Sales Agreement relates to an “at-the-market” offering program (the “Offering”), and the common shares to be sold in the Offering will be issued pursuant to a prospectus dated May 1, 2015, and a prospectus supplement (the “ATM Prospectus Supplement”) filed with the Securities and Exchange Commission on October 2, 2017, in connection with the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-203813). ARMOUR originally established the equity sales program on May 26, 2017 when it entered into the Sales Agreement with Merrill, as sales agent, and filed a related prospectus supplement. The ATM Prospectus Supplement updates and restates in its entirety such related prospectus supplement and the common stock to which the ATM Prospectus Supplement relates is offered pursuant to the terms of the Amended Sales Agreement. As of the date hereof, the Company has not sold any shares under the Sales Agreement.

The Sales Agreement Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement Amendment and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01.	Other Events.

On October 2, 2017, ARMOUR confirmed that a cash dividend rate of $0.19 per share will be payable to holders of ARMOUR common stock for the month of October 2017, as set forth below:

Holder of Record Date	Payment Date

October 16, 2017	October 27, 2017

Additionally, ARMOUR confirmed on October 2, 2017 that monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the fourth quarter of 2017 as set forth below:

Holder of Record Date	Payment Date

October 15, 2017	October 27, 2017
November 15, 2017	November 27, 2017
December 15, 2017	December 27, 2017

A copy of ARMOUR's press release confirming the common stock and preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1
Amendment No. 1 to the ATM Equity OfferingSM Sales Agreement, dated October 2, 2017, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Management LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Ladenburg Thalmann & Co. Inc.

99.1	Press Release confirming the October 2017 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2017

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

1.1
Amendment No. 1 to the ATM Equity OfferingSM Sales Agreement, dated October 2, 2017, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Management LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Ladenburg Thalmann & Co. Inc.

99.1	Press Release confirming the October 2017 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated October 2, 2017